UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

March 31, 2024
Date of Report (Date of earliest event reported)

Pitney Bowes Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3579	06-0495050
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

Address:	3001 Summer Street,		Stamford,	Connecticut	06926
Telephone Number:	(203)	356-5000

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $1 par value per share	PBI	New York Stock Exchange
6.70% Notes due 2043	PBI.PRB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
Departure of Director
On March 31, 2024, William S. Simon, a member of the Board of Directors (the “Board”) of Pitney Bowes, Inc. (the “Company”), notified the Company of his resignation from the Board, effective immediately. Mr. Simon is resigning in order to spend time on his other commitments, and his resignation is not the result of any disagreement with the Company on any matter relating to operations, policies or practices. The Company and the Board thank Mr. Simon for his expertise and insight pertaining to its strategic restructuring efforts during this time of transformation.

Appointment of New Director
On April 4, 2024, the Company announced that the Board appointed Lance E. Rosenzweig as an independent director to fill the vacancy created by Mr. Simon’s resignation, effective immediately. Mr. Rosenzweig’s appointment was made in accordance with the Company’s Amended and Restated By-Laws and pursuant to Section 1(c) the Company’s Cooperation Agreement with Hestia Capital Partners, LP and each of the persons set forth on Exhibit A thereto (the “Cooperation Agreement”). Mr. Rosenzweig will be deemed to replace Mr. Simon as a Replacement Director under the Cooperation Agreement. The Board has determined that Mr. Rosenzweig is an independent director in line with the Company’s governance principles and the New York Stock Exchange’s applicable listing standards. Mr. Rosenzweig will initially serve as a director until the 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”) or his earlier death, resignation or removal. The Company plans to nominate Mr. Rosenzweig for election to the Board at the 2024 Annual Meeting.
Mr. Rosenzweig will assume Mr. Simon’s roles on the standing committees of the Board. Mr. Rosenzweig will receive the same compensation for his service as a director as the compensation received by other non-management directors on the Board.
There are no family relationships between Mr. Rosenzweig and any previous or current officers or directors of the Company, and he does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Except for the Cooperation Agreement described above, there is no arrangement or understanding between Mr. Rosenzweig and any other persons or entities pursuant to which he was appointed as a director of the Company.
Mr. Rosenzweig, age 61, brings to the Board C-Suite and executive leadership experience and expertise in finance, strategic planning, operations, technology and ecommerce. He is the former Chief Executive Officer of Support.com, Inc., a leading provider of customer and technical support solutions and security software, from August 2022 to October 2022. Previously, he served as Chief Executive Officer of Startek Inc., a global business process outsourcing company, from July 2018 to January 2020. Mr. Rosenzweig also serves on the board of directors of GC Parent, LLC and has served as a member of the board at several public and private companies, including Boingo Wireless, Inc., from 2014 to 2021, and NextGen Healthcare, Inc., from 2012 to 2021. Previously, Mr. Rosenzweig held various leadership roles, including Vice President at GE Capital from 1991 to 1993, Vice President of Dean Witter, Discover & Co. from 1989 to 1991, Senior Vice President of Capel Court Financial Services from 1987 to 1989, and Corporate Planning Manager at Jefferson Smurfit Corp. from 1985 to 1987.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

104	The cover page of Pitney Bowes Inc.'s Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pitney Bowes Inc.

	By:	/s/ Lauren Freeman-Bosworth
Name: Lauren Freeman-Bosworth
Date: April 4, 2024	Title: Executive Vice President, General Counsel and Corporate Secretary